Exhibit 10.1

AMENDED AND RESTATED

PLAN OF DISSOLUTION
OF CLST HOLDINGS, INC.

This Plan of Dissolution (the “Plan of Dissolution”) is intended to accomplish the complete liquidation and dissolution of CLST Holdings, Inc., f/k/a CellStar Corporation, a Delaware corporation (“CellStar” or the “Company”), in accordance with the Delaware General Corporation Law (the “DGCL”) and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended, as follows:

1.     EFFECTIVE DATE.  The board of directors of the Company has adopted this Plan of Dissolution and called a Special Meeting of the Company’s stockholders. The purpose of the Special Meeting is to consider proposals to approve the U.S. Sale Agreement(1) and the Mexico Sale Agreement, the proposal to approve this Plan of Dissolution, and the proposal to amend the Company’s certificate of incorporation. If stockholders holding a Majority (defined as 50% + 1) of the Company’s outstanding Common Stock vote for the adoption of this Plan of Dissolution at the Special Meeting, the Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan of Dissolution if the Meeting is adjourned to a later date (the “Adoption Date”).

2.     IMPLEMENTATION.  The implementation of the Plan of Dissolution is conditioned upon stockholder approval and consummation of the U.S. Sale. If the U.S. Sale is consummated, but the Mexico Sale is not, the Company will implement the Plan of Dissolution, and will seek to sell, otherwise dispose of, or wind down and liquidate its Mexico operations as part of the plan.

3.     CESSATION OF BUSINESS ACTIVITIES.  After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan of Dissolution. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

4.     CONTINUING EMPLOYEES AND CONSULTANTS.  For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the board of directors, such employees and consultants as the board of directors deems necessary or desirable to supervise the dissolution.

5.     LIQUIDATION PROCESS.  From and after the Adoption Date, the Company shall complete the following corporate actions:

(a)    LIQUIDATION OF ASSETS.  Approval of the Plan of Dissolution shall constitute approval (to the extent that such approval is required) of any additional agreements for the sale of assets entered into prior to the effectiveness of the Plan of Dissolution. The Company’s assets and properties not subject to the U.S. and Mexico Sales may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The specific terms of such sales shall be determined by the board of directors and may be conducted by competitive bidding or privately negotiated sales. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

(b)   PAYMENT OF OBLIGATIONS.  The Company, as determined by the board of directors, shall set aside a Contingency Reserve consisting of assets which the Company believes are sufficient to pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured contractual claims known to the Company. Furthermore, the

(1)             Terms not otherwise defined in the Plan of Dissolution have their meaning as defined in the CellStar Corporation Proxy Statement.

Company, as determined by the board of directors, shall otherwise (i) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suite or proceeding to which the Company is a party, and (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution.

(c)    CONTINGENT CLAIMS.  Without limiting the flexibility of the board of directors, the board of directors may, at its option, cause the Company to follow the procedures set forth in Sections 280 and 281(a) of the DGCL.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan of Dissolution by the Company’s stockholders shall constitute full and complete authority for the board of directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with Section 281(b) of the DGCL.

(d)   DISTRIBUTIONS TO STOCKHOLDERS.  The Company may, from time to time, make liquidating distributions of the remaining funds and unsold assets of the Company, if any, in cash or in kind, to the holders of record of Common Stock at the close of business on the Dissolution Date (as defined below in Section 6). Except as contemplated in Section 23(d) of that certain Rights Agreement, dated as of February 13, 2009 by and between the Company and Mellon Investor Services LLC, as Rights Agent, as amended to date (the “Plan”) (which Section 23(d) and the authority granted the board of directors therein are incorporated into this Plan of Dissolution by reference) permitting the board of directors to adjust liquidating distributions to holders of the Common Stock payable under the Plan, such liquidating distributions, if any, will be made to the holders of Common Stock on a pro rata basis; all determinations as to the time for and the amount and kind of distributions will be made by the board of directors in its absolute discretion and in accordance with Section 281 of the DGCL. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims, and to make any cash distributions to stockholders.

The Company shall close its stock transfer books and discontinue recording transfers of shares of Common Stock on the Dissolution Date (as defined below in Section 6), at which time the Company’s capital stock and stock certificates evidencing the Common Stock shall not be assignable or transferable on the books of the Company.

The Company shall not make any distributions until such time, as determined by the board of directors, as the pending SEC investigation against the Company is concluded. Once this determination has been made, the board of directors shall determine the amount of the Contingency Reserve.

6.     CANCELLATION OF STOCK.  The distributions to the stockholders pursuant to the terms of this Plan of Dissolution shall be in complete cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the stockholders, the board of directors, in its absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the board of directors the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the board of directors. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date on which the Company files its Certificate of Dissolution under the DGCL (the “Dissolution Date”) and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

7.     ABANDONED PROPERTY.  If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8.     CERTIFICATE OF DISSOLUTION.  After the Adoption Date, the officers of the Company shall, at such time as the board of directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL. The dissolution of the Company will become effective in accordance with Section 275 of the DGCL, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution, but in no event later than ninety (90) days after the filing. In no event shall the Company wait longer than three years after the Adoption Date to file the Certificate of Dissolution.

9.     STOCKHOLDER CONSENT TO SALE OF ASSETS.  Adoption of this Plan of Dissolution by holders of a Majority of the outstanding Common Stock shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan of Dissolution.

10.   EXPENSES OF DISSOLUTION.  In connection with and for the purposes of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the board of directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan of Dissolution.

11.   COMPENSATION.  In connection with and for the purpose of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the board of directors, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan of Dissolution. Adoption of this Plan of Dissolution by a Majority of the outstanding Common Stock shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

12.   INDEMNIFICATION.  The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Certificate of Incorporation, as amended, and the Amended and Restated Bylaws and any contractual arrangements, for the actions taken in connection with this Plan of Dissolution and the winding up of the affairs of the Company. The board of directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligation hereunder, including seeking an extension of time and coverage of the Company’s insurance policies currently in effect. Furthermore, the board of directors, in its absolute discretion, may authorize the payment of a retainer fee to a law firm or law firms selected by the board of directors for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the board of directors provided by the Company pursuant to its Certificate of Incorporation and Amended and Restated Bylaws or the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the board of directors, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution.

13.   CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF THE PLAN OF DISSOLUTION.  Upon approval of the Plan of Dissolution, the Company shall continue the process of scaling back its operations and winding up its affairs. Following the Dissolution Date, the Company’s activities will be limited to winding up its affairs, taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with the Plan of Dissolution. The Company will seek to distribute or liquidate all of its assets in such manner and upon such terms as the board of directors determines to be in the best interests of the Company’s creditors and stockholders.

Under the U.S. Sale Agreement, the Company has agreed that, following the closing of the U.S. Sale, it will not liquidate or dissolve until seven months after closing. The Company will not file the Certificate of Dissolution any earlier than after the closing date of the U.S. Sale.

The Company shall take all steps necessary to reduce the Company’s operating expenses through the termination of employees and other cost-cutting measures.

14.   MODIFICATION OR ABANDONMENT OF THE PLAN OF DISSOLUTION.  Under the Plan of Dissolution, the board of directors may modify, amend or abandon the Plan of Dissolution, notwithstanding stockholder approval, to the extent permitted by the DGCL. The Company will not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws. The Company has no present plan or intention to modify, amend or abandon the Plan of Dissolution.

15.   LISTING AND TRADING OF THE COMMON STOCK.  The board of directors shall cause the Company to close its stock transfer books on the Dissolution Date and at such time shall cease recording stock transfers and issuing stock certificates (other than replacement certificates). The Company shall make a public announcement on the anticipated filing date of the Certificate of Dissolution at least 10 business days in advance of the filing.

16.   ABSENCE OF APPRAISAL RIGHTS.  Holders of the Company’s Common Stock are not entitled to appraisal rights in connection with the proposed sales or the proposed liquidation and dissolution under the DGCL, Delaware State law, the Company’s Certificate of Incorporation or the Company’s Amended and Restated Bylaws.

17.   AUTHORIZATION.  The board of directors of the Company is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the board of directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the board of directors, to implement this Plan of Dissolution and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Amendment of this Plan of Dissolution was approved by the Board on June 17, 2010.